RULES OF THE COCA-COLA EUROPACIFIC PARTNERS PLC LONG TERM INCENTIVE PLAN Board adoption: 6 April 2023 Shareholders’ approval: [24 May] 2023 Expiry date: Date of AGM in 2033

Coca-Cola Europacific Partners plc Long Term Incentive Plan (i) Table of Contents 1. Meaning of words used ........................................................................................................................ 1 2. Granting Awards ................................................................................................................................... 4 3. Participant limits ................................................................................................................................... 6 4. Share dilution limits .............................................................................................................................. 6 5. Vesting and exercise of Awards ........................................................................................................... 6 6. Lapsing ................................................................................................................................................. 7 7. Settlement of Awards ........................................................................................................................... 7 8. Investigations ....................................................................................................................................... 9 9. Dealing Restrictions ............................................................................................................................. 9 10. Holding Period ...................................................................................................................................... 9 11. Leaving ............................................................................................................................................... 10 12. Post-termination restriction for Executive Directors ........................................................................... 12 13. Mobile Participants ............................................................................................................................. 13 14. Takeovers and other corporate events .............................................................................................. 13 15. Exchange of Awards .......................................................................................................................... 14 16. Variations in share capital .................................................................................................................. 15 17. Tax ...................................................................................................................................................... 16 18. Terms of employment ......................................................................................................................... 16 19. General ............................................................................................................................................... 17 20. Administration ..................................................................................................................................... 18 21. Changing the Plan and termination .................................................................................................... 19 22. Governing law and jurisdiction ........................................................................................................... 20 Schedule 1 Awards granted to US Taxpayers ............................................................................................. 21 Schedule 2 Awards granted to French Participants ..................................................................................... 24

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 1 of 29) Coca-Cola Europacific Partners plc Long Term Incentive Plan 1. Meaning of words used 1.1 General In these rules: “Associated Company” means: (i) KO; (ii) any company that is a Subsidiary of KO; (iii) any entity in which KO owns, directly or indirectly, 20% or more of voting stock or capital; (iv) any entity that has an ongoing contractual relationship with KO or one of its Subsidiaries where: (a) that entity is provided with the rights to manufacture, sell and/or distribute beverages; and (b) KO, or one of its Subsidiaries that sells to customers or consumers, owns the trademark for those beverages; and (v) any other company determined by the Board to be an “Associated Company” for these purposes; “Award” means a Conditional Award, an Option or a Phantom Award; “Award Date” means the date specified under rule 2.4 (Terms of Awards); “Board” means the board of directors of the Company or a committee duly authorised by it. For the purposes of rules 14 (Takeovers and other corporate events) and 15 (Exchange of Awards), it means those persons who were members of the Board immediately before the relevant event; “Business Day” means a day on which the NASDAQ Global Stock Exchange (or, if the Board decides, any other stock exchange on which the Shares are traded) is open for the transaction of business; “Company” means Coca-Cola Europacific Partners plc with registered company number: 9717350; “Conditional Award” means a conditional right to acquire Shares granted under the Plan; “Control” means the power of a person to secure by means of the holding of shares or the possession of voting power or by virtue of any powers conferred by any articles of association (or other document), that the affairs of a body corporate are conducted in accordance with the wishes of that person; “Dealing Restrictions” means any internal or external restrictions on dealings or transactions in securities; “Dividend Equivalent” means a right to receive an additional amount, as set out in rule 7.3 (Dividend Equivalents); “Employee” means any employee (including an employed executive director) of any Member of the Group and, for the purposes of rule 18 (Terms of employment), it includes a former employee; “Executive Director” means an executive director of the Company;

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 2 of 29) “Exercise Period” means the period during which an Option or a Phantom Option may be exercised, starting when the Option or Phantom Option Vests and ending on the 10th anniversary of the Award Date unless the Board decides that a shorter period will apply under rule 2.4 (Terms of Awards); “Expected Vesting Date” means the date the Board decides under rule 2.4 (Terms of Awards); “Good Leaver Reason” means: (i) death; (ii) ill-health, injury or disability (evidenced to the satisfaction of the Board); (iii) redundancy within the meaning of the Employment Rights Act 1996 (or an overseas equivalent); (iv) the Participant’s employing company ceasing to be a Member of the Group; (v) the business or part of the business that employs the Participant being transferred outside of the Group; or (vi) any other reason, at the discretion of the Board; “Group” means the Company and any company that is a Subsidiary of the Company and, for the purposes of rule 11 (Leaving), it includes Associated Companies (unless the Board decides otherwise), and “Member of the Group” will be understood accordingly; “Holding Period” will be as described in rule 10 (Holding Period); “KO” means The Coca-Cola Company; “Leaves” means ceasing to be an employee (and ceasing to be a director) of all Members of the Group (or, if earlier and the Board so decides, giving or receiving notice to terminate all such employment and directorship) and “Leaving” will be understood accordingly; “Malus and Clawback Policy” means the Coca-Cola Europacific Partners plc Malus and Clawback Policy (as amended from time to time) and “Malus” and “Clawback” will be understood accordingly; “Market Value” on any day means: (i) when Shares are listed on the NASDAQ Global Stock Exchange (or, if the Board decides, any other stock exchange on which the Shares are traded): (a) the price shown in the Stock Exchange Daily Official List (or the relevant exchange list that performs a similar function) for that day or the previous Business Day (as decided by the Board) as the closing price for the Shares (or if two closing prices are shown, the lower price plus one-half of the difference between those two figures); or (b) if the Board decides, the average of the price determined under (a) above over up to 10 consecutive Business Days ending on that day or the previous Business Day, as decided by the Board; (ii) otherwise, the market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992; or (iii) in either case, such value as the Board decides; “Option” means a right in the form of an option to acquire Shares granted under, and exercisable in accordance with, the Plan;

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 3 of 29) “Other Conditions” means any conditions imposed under rule 2.4.7; “Participant” means a person holding or who has held an Award or, after death, that person’s personal representatives; “Performance Conditions” means any performance conditions imposed under rule 2.4.6; “Performance Period” means the period in respect of which any Performance Conditions are to be satisfied; “Phantom Award” means a right granted under the Plan to receive a cash sum linked to the value of a number of notional Shares, which may be granted in the form of a Phantom Conditional Award or a Phantom Option; “Phantom Conditional Award” means a Phantom Award granted as a conditional right under the Plan; “Phantom Option” means a Phantom Award granted in the form of an option under, and exercisable in accordance with, the Plan; “Plan” means the plan constituted by these rules and its schedules known as the Coca-Cola Europacific Partners plc Long Term Incentive Plan, as amended from time to time; “Remuneration Policy” means the Company’s Directors’ Remuneration Policy as last approved by shareholders; “Share” means a fully paid ordinary share in the capital of the Company; “Subsidiary” has the meaning given in section 1159 of the Companies Act 2006; “Tax” means any tax and social security charges (and/or any similar charges), wherever arising, in respect of a Participant’s Award or otherwise arising in connection with that Participant’s participation in the Plan; and “Vesting” means: (i) in relation to a Conditional Award, a Participant becoming entitled to the Shares; (ii) in relation to a Phantom Conditional Award, a Participant becoming entitled to the cash sum, (iii) in relation to an Option or a Phantom Option, the option becoming exercisable; and and “Vest”, “Vested” and “Unvested” will be understood accordingly. 1.2 Interpretation In this Plan, the singular includes the plural and the plural includes the singular. References to any enactment or statutory requirement will be understood as references to that enactment or requirement as amended or re-enacted and they include any subordinate legislation made under it. 1.3 Award tranches Where an Award is made up of different tranches with different Expected Vesting Dates, each tranche will be considered a separate Award for the purposes of interpreting and administering this Plan, except for the purposes of rule 5.6 (Option tranches).

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 4 of 29) 2. Granting Awards 2.1 Eligibility The Board may only grant an Award to someone who is an Employee at the Award Date, including an Employee on notice to terminate their employment within the Group. 2.2 Timing of grant Awards may be granted at any time subject to Dealing Restrictions. No Awards may be granted after the termination of the Plan. 2.3 Making an Award Awards will be granted by deed or in any other way which ensures the Awards are contractually enforceable. Participants will be notified of the terms of their Awards as soon as practicable. The Board may require Participants to accept Awards or specific terms and may provide for Awards to lapse if they are not accepted within the time specified. The Board may allow Participants to disclaim all or part of an Award within a specified period. If an Award is disclaimed, it will be deemed never to have been granted. 2.4 Terms of Awards Awards are subject to the rules of the Plan. The Board will approve the terms of an Award, including: 2.4.1 the Award Date; 2.4.2 the Award type; 2.4.3 the number of Shares subject to the Award or the basis for calculating the number of Shares; 2.4.4 the Expected Vesting Date, which will be consistent with any commitments made in the Remuneration Policy for an Executive Director; 2.4.5 in the case of an Option or Phantom Option, the Exercise Period and any amount payable to exercise the option; 2.4.6 if the Award is subject to any Performance Conditions, details of those Performance Conditions and the applicable Performance Period; 2.4.7 details of any Other Conditions; 2.4.8 whether the position in relation to Dividend Equivalents will differ from the default, being: (i) that they will apply for Conditional Awards and Phantom Conditional Awards; (ii) that they will apply for nil and nominal cost Options and Phantom Options; and (iii) that they will not apply for Options and Phantom Options that have an exercise price that is greater than the nominal cost of the Shares; 2.4.9 details of any Holding Period; 2.4.10 in relation to an Award granted to an Executive Director, the relevant period for the purposes of rule 12.1.1, if not 12 months from Leaving; and

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 5 of 29) 2.4.11 whether the Participant may be required to enter into any election for a particular tax and/or social security treatment in respect of an Award and/or any Shares and any consequences of failing to make the election. 2.5 Performance Conditions The Board may make Vesting conditional on the satisfaction of one or more performance conditions. For Executive Directors, the Performance Period will be consistent with any commitments made in the Remuneration Policy. The Board may change a Performance Condition in accordance with its terms or if anything happens that causes the Board to reasonably consider it appropriate to do so. A changed Performance Condition will not be materially less or more difficult to satisfy than the original condition was intended to be at the Award Date, unless the Board decides that this is not feasible or practicable. The Board will notify any relevant Participant as soon as practicable after any change. 2.6 Other Conditions The Board may impose other conditions on Vesting. The Board may change or waive those other conditions in accordance with their terms or if anything happens which causes the Board to reasonably consider it appropriate to do so. The Board will notify any relevant Participant as soon as practicable after any change or waiver. 2.7 Estimates or indications of performance There may be an interim indication of the extent to which a Performance Condition or Other Condition will be met. Any indication will not guarantee any level of Vesting or limit the Board’s discretion to decide the extent to which an Award will Vest. 2.8 Malus and Clawback Awards will be subject to the Malus and Clawback Policy. If there is any discrepancy between the Malus and Clawback Policy and the Plan, the Malus and Clawback Policy will prevail. 2.9 No payment A Participant is not required to pay for the grant of an Award. 2.10 Administrative errors If the Board grants an Award: 2.10.1 in error, it will be deemed never to have been granted and/or will immediately lapse; and/or 2.10.2 which is inconsistent with any provisions in this Plan, it will take effect only to the extent permissible under the Plan and will otherwise be deemed never to have been granted and/or will immediately lapse. 2.11 Phantom Awards A Phantom Award will not confer any right to receive Shares or any interest in Shares. The Plan will be interpreted and applied to reflect the fact that Phantom Awards are granted in respect of notional Shares only and are settled in cash rather than Shares.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 6 of 29) 3. Participant limits Awards may only be granted to Executive Directors, in respect of any one financial year, with an aggregate Market Value (calculated by reference to each Award’s own Award Date) of up to 5 times that Executive Director’s Salary. This does not apply to any Awards that are granted to an Executive Director on them joining the Company as compensation for awards granted by their previous employer that are then lost. For these purposes, "Salary" means gross basic rate of annual salary before any adjustments and excluding any bonuses, benefits-in-kind and pensions. Salary is calculated as at the relevant Award Date. If there has been any waiver or sacrifice of Salary, the amount will be treated as if paid for this purpose. Awards granted to individuals who are not Executive Directors are not subject to the above limit. 4. Share dilution limits 4.1 Share limits An Award may not be granted that would cause: 4.1.1 the total number of Shares that have been Allocated in the previous 10 years (or could still be Allocated by virtue of rights granted) under the Plan and under any other employee share plans operated by the Group to exceed 10% of the ordinary share capital of the Company in issue; or 4.1.2 the total number of Shares that have been Allocated in the previous 10 years (or could still be Allocated by virtue of rights granted) under the Plan and under any other discretionary employee share plans operated by the Group to exceed 5% of the ordinary share capital of the Company in issue. 4.2 Calculating the number of Shares For the purposes of this rule 4 (Share dilution limits): 4.2.1 Shares are considered to be "Allocated" when allotted and issued as new shares, or transferred from treasury. However, if relevant institutional investor guidelines cease to require treasury shares to be taken into account for these purposes, then treasury Shares will not count towards these Share limits; 4.2.2 awards assumed by the Company in connection with the merger pursuant to the agreement and plan of merger dated 6 August 2015 (providing for the combination of Coca-Cola Enterprises Inc., Coca-Cola Iberian Partners SA and Coca-Cola Erfrischungsgetrӓnke GmbH) will not count towards these Share limits; and 4.2.3 where there has been a variation in the share capital of the Company as described in rule 16 (Variations in share capital), the number of Shares taken into account for the purposes of the Share limits will be adjusted as the Board considers appropriate to take account of the variation. 5. Vesting and exercise of Awards 5.1 Timing of Vesting An Award will Vest on the latest of: 5.1.1 the Expected Vesting Date;

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 7 of 29) 5.1.2 if Performance Conditions apply, the date it is decided that the Performance Conditions are satisfied; and 5.1.3 if any Other Conditions apply, the date it is decided that the Other Conditions are satisfied. 5.2 Extent of Vesting If Performance Conditions and/or Other Conditions apply to an Award, the Award will Vest to the extent that the Board decides that those conditions are satisfied. 5.3 Fractions Where an Award would otherwise Vest over a fraction of a Share, the number of Shares that will Vest will be rounded up to the nearest whole Share. 5.4 Overriding discretion The Board may adjust the extent to which an Award will Vest if it considers the extent of Vesting would otherwise not be appropriate, including when considering: 5.4.1 the wider performance of the Group, any Member of the Group, any business unit/area or team; 5.4.2 the conduct, capability or performance of the Participant; or 5.4.3 the experience of stakeholders. 5.5 Process for exercise of options A Participant may exercise an Option or Phantom Option by giving notice at any time during the Exercise Period in the manner decided by the Board. The exercise of an Option or Phantom Option is effective on the date of receipt of the notice (and the exercise price, if required). An Option or Phantom Option may be exercised in full or in part and on more than one occasion. 5.6 Option tranches The Board may decide that if 5.6.1 an Option or Phantom Option is made up of different tranches; and 5.6.2 the option is exercised, all tranches of that option that are then capable of exercise will be exercised on that occasion. 6. Lapsing An Award will lapse to the extent any part of it is no longer capable of Vesting (or of being exercised). To the extent an Award lapses, it cannot Vest or be exercised under any other provision of the Plan. This means that, to the extent the Award lapses, the Participant has no right to receive the Shares or cash comprised in the Award. 7. Settlement of Awards 7.1 Delivery of Shares or cash If an Award Vests, the Board will arrange for the delivery of Shares or cash to the Participant as soon as practicable after Vesting or, in the case of an Option or Phantom Option, exercise.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 8 of 29) 7.2 Phantom Award payment In the case of a Phantom Award, the cash sum will be equal to the aggregate Market Value of the notional Shares that have Vested (for a Phantom Conditional Award) or been exercised (for a Phantom Option). 7.3 Dividend Equivalents Where an Award includes Dividend Equivalents, the Participant will receive: 7.3.1 for Conditional Awards and Phantom Conditional Awards, an amount equal to the dividends, the record date for which falls between the Award Date and Vesting, multiplied by the number of Shares in respect of which the Award Vests; or 7.3.2 for Options and Phantom Options, an amount equal to the dividends, the record date for which falls between the Award Date and exercise, multiplied by the number of Shares in respect of which the Award is exercised. Dividend Equivalents will be calculated on such basis as the Board decides. Special dividends and dividends in specie will not be included, unless the Board decides otherwise. Any Dividend Equivalents may be paid in cash or in such whole number of Shares (rounded down) that have an aggregate Market Value at Vesting or exercise (as decided by the Board) that is closest to that amount. Dividend Equivalents will be paid as soon as practicable after Vesting or, in the case of an Option or Phantom Option, exercise, and will be on the same terms as the related Award. For the purposes of this rule 7.3 (Dividend Equivalents), where the grant of the Award has been delayed for any reason, the Board may decide to consider the “Award Date” to be the date that the Award would have been granted (in its opinion) but for the delay. 7.4 Nominee Shares may be delivered to and held by a nominee on behalf of the Participant. 7.5 Shareholder rights Shares issued in connection with this Plan will rank equally in all respects with the Shares in issue on that date. Participants will only be entitled to rights attaching to Shares from the date of the allotment or transfer to them. 7.6 Cash alternative The Board may choose to settle any Award partly or fully in cash. The Participant will have no right to acquire the Shares in respect of which an Award has been settled in cash. The Board may also choose to reduce the amount due on settlement of an Option or Phantom Option by the price payable to exercise the option. The Participant will have no right to acquire the Shares or cash in respect of which an Option or Phantom Option has been reduced in this way. 7.7 Share transfer tax The Board will arrange payment of any share transfer taxes on settlement.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 9 of 29) 8. Investigations 8.1 Relevant investigation This rule applies where an investigation is ongoing that might lead to Malus and/or Clawback being triggered in relation to a Participant’s Award. 8.2 Impact of investigation If an investigation is ongoing then, unless the Board decides otherwise: 8.2.1 the Participant’s Award will not Vest; 8.2.2 if it is an Option or a Phantom Option, exercise will be suspended; and 8.2.3 where relevant, the Participant’s Award will not be settled, until the investigation is concluded and then any Award will only Vest, be exercisable or be settled as determined by the Board. If the Exercise Period of an Option or a Phantom Option would otherwise have ended, the Board can decide to extend the period and “Exercise Period” will be understood accordingly. 9. Dealing Restrictions 9.1 Application of rule This rule applies if Dealing Restrictions would prohibit the exercise of an Option or Phantom Option, delivering or arranging delivery of Shares or cash to settle an Award and/or the Participant from selling Shares, if required to discharge Tax. 9.2 Impact of Dealing Restrictions If Dealing Restrictions apply, then: 9.2.1 an Unvested Award will not Vest until the Dealing Restrictions cease to apply; 9.2.2 any exercise will take effect on the Business Day after the Dealing Restrictions cease to apply; 9.2.3 if an Exercise Period would otherwise end before the Dealing Restrictions cease to apply, it will be extended to end 30 days after the Dealing Restrictions cease to apply and “Exercise Period” will be understood accordingly; and 9.2.4 the delivery of Shares or cash to settle an Award will not occur until the Dealing Restrictions cease to apply, unless the Board decides otherwise. 10. Holding Period 10.1 Application of rule Prior to grant, the Board may decide that any Shares acquired pursuant to the Vesting or exercise of an Award will be subject to a Holding Period and, if so, will decide the length of the Holding Period.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 10 of 29) 10.2 Impact of Holding Period If a Holding Period applies, the Shares may not be transferred, assigned or otherwise disposed of during the Holding Period other than a transfer: 10.2.1 to the Participant’s personal representatives on death; 10.2.2 to a nominee in accordance with rule 10.3 (Nominee); 10.2.3 in accordance with rule 17.1 (Withholding); 10.2.4 under the Malus and Clawback Policy; 10.2.5 in connection with an event described in rule 14 (Takeovers and other corporate events) or rule 16.1 (Adjustment of an Award); or 10.2.6 otherwise with the agreement of the Board, and any such attempted action will be invalid and ineffective. 10.3 Nominee The Board may decide that Shares will be delivered to and held by a nominee on behalf of the Participant until the expiry of the Holding Period on such terms as the Board may decide. At the end of the Holding Period, the Participant may take the Shares out of the nominee arrangement. 10.4 Phantom and cash-settled Awards The Board will decide if and how any Holding Period will operate in relation to cash and will communicate this to the Participant. 10.5 Proof of ownership If the Board requires, a Participant must provide proof of continued beneficial ownership of the Shares during and at the end of the Holding Period (although only following exercise in the case of an Option). 11. Leaving 11.1 Leaving – before Vesting Where a Participant Leaves before Vesting, the Award will lapse on the date the Participant Leaves, unless other provisions of this rule 11 (Leaving) apply. If a Participant Leaves for a Good Leaver Reason before Vesting, the Award will: 11.1.1 if the reason is death, ill-health, injury or disability: Vest on the date of death or leaving for ill-health, injury or disability (as appropriate); 11.1.2 otherwise continue until the normal date of Vesting, unless the Board decides to accelerate Vesting; and 11.1.3 Vest and, for an Option or Phantom Option, become exercisable only to the extent prescribed by rule 11.4 (Good leavers – Vesting and exercise). 11.2 Leaving – after Vesting If a Participant Leaves after Vesting, the Award will: 11.2.1 continue in accordance with the Plan; and

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 11 of 29) 11.2.2 in the case of an Option or Phantom Option, be exercisable for a period of 6 months (12 months in the case of the Participant’s death) from the date the Participant Leaves (or such longer period as the Board decides) and will then lapse. 11.3 Summary dismissal If, at any time, a Participant is summarily dismissed or Leaves and the Participant’s employer would have been entitled to summarily dismiss the Participant (in the opinion of the Board) then that Participant’s Awards will immediately lapse. 11.4 Good leavers – Vesting and exercise If this rule 11.4 (Good leavers – Vesting and exercise) applies: 11.4.1 An Award will only Vest: (i) to the extent that the Board decides any Performance Conditions have been satisfied as measured over the Performance Period or, if the Performance Period has not yet ended, over such other period as the Board decides is appropriate or to the extent the Board estimates any Performance Conditions would be satisfied over the Performance Period; (ii) to the extent that the Board decides any Other Conditions have been satisfied; and (iii) pro-rata to reflect the period from the Award Date until the date the Participant Leaves, as a proportion of the period from the Award Date until the Expected Vesting Date, unless the Board decides otherwise. To the extent the Participant’s Award does not Vest, it will then lapse; and 11.4.2 Options and Phantom Options will be exercisable for a period of 6 months (12 months in the case of the Participant’s death) from Vesting (or such longer period as the Board decides) and will then lapse. For the purposes of rule 11.4.1(iii), where the grant of the Award has been delayed for any reason, the Board may decide to consider the “Award Date” to be the date that the Award would have been granted (in its opinion) but for the delay. 11.5 Leaving – Exercise Period No period for exercise set out in this rule 11 (Leaving) will extend any Exercise Period that would otherwise apply to an Award if the Participant was not Leaving. 11.6 Leaving – Holding Period Where a Participant Leaves, any Holding Period will continue to apply unless the Board decides otherwise. This will not apply where the reason for leaving is death, ill-health, injury or disability, in which case any Holding Period will cease to apply. 11.7 Leaving – Employees on notice The other provisions of this rule 11 (Leaving) will not apply to a Participant who is on notice to terminate their employment within the Group at the Award Date (save where the Participant will continue to be employed by another Member of the Group).

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 12 of 29) Instead, the Board will decide if and how circumstances that would otherwise be Good Leaver Reasons or circumstances that would justify summary dismissal (in the opinion of the Board) will impact the Participant’s Award and will communicate this to the Participant. 11.8 Changing role or responsibilities Where a Participant’s role and/or responsibilities within the Group change, but the Participant does not Leave, the Board may decide to treat the Participant as Leaving for the purposes of the Plan, in which case the Participant will be treated as Leaving for a Good Leaver Reason, unless the Board decides otherwise. 12. Post-termination restriction for Executive Directors 12.1 Meaning of “Employed as an Executive” For the purposes of this rule 12 (Post-termination restriction for Executive Directors), “Employed as an Executive” means becoming employed or engaged, directly or indirectly, by a business as an executive director or an equivalent role, whether in a voluntary or paid capacity, within 12 months from Leaving, or such other period as the Board decides: 12.1.1 at the time the Award is granted; or 12.1.2 if the Participant has become an Executive Director since the Award Date, at the time of Leaving. This does not apply to non-executive directors. 12.2 Application of rule This rule 12 (Post-termination restriction for Executive Directors) will apply to an Award where the Participant: 12.2.1 is an Executive Director or has been an Executive Director in the previous 3 years; 12.2.2 Leaves for a Good Leaver Reason before Vesting and the reason for Leaving is retirement by agreement with the Participant’s employing company; and 12.2.3 becomes Employed as an Executive. 12.3 Impact of rule If the Board decides, at any time, that the Participant became Employed as an Executive: 12.3.1 if the Award has not yet been settled under rule 7 (Settlement of Awards), it will immediately lapse in full unless the Board decides otherwise; or 12.3.2 if the Award has already been settled under rule 7 (Settlement of Awards), the Board may recover such amount relating to the Award as the Board decides is appropriate (not exceeding the gross value (as decided by the Board) of the Award, including any benefits received such as Dividend Equivalents or dividends as a consequence of the Award or the underlying Shares). This amount may be recovered by using any of the methods set out in the Malus and Clawback Policy to effect Clawback (as defined in that policy).

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 13 of 29) 13. Mobile Participants 13.1 Application of rule If a Participant moves from one jurisdiction to another or becomes tax resident in a different jurisdiction and, as a result, there may be adverse legal, regulatory or tax consequences for the Participant and/or a Member of the Group in connection with an Award then the Board may adjust that Participant’s Award so that the Award is on such terms, subject to such conditions and over such shares (or other type of securities or cash) as the Board may consider appropriate. 13.2 Cancellation If the Board decides that the adjustment of an Award under rule 13.1 (Application of rule) is not practicable or appropriate, the Board may decide that the Award will lapse. 13.3 Notifying Participants The Board will notify affected Participants of any adjustment or decision made under this rule 13 (Mobile Participants) as soon as practicable. 14. Takeovers and other corporate events 14.1 Change of Control Where a person (or a group of persons acting together) obtains Control of the Company as a result of making an offer to acquire Shares, the Board may determine that Awards will Vest on the date the person obtains such Control in accordance with rule 14.5 (Vesting). 14.2 Bound or entitled Where a person becomes bound or entitled to acquire Shares under sections 979 to 982 or 983 to 985 of the Companies Act 2006 (inclusive), or equivalent overseas legislation, the Board may determine that Awards will Vest on the date the person becomes so bound or entitled in accordance with rule 14.5 (Vesting). 14.3 Schemes of arrangement Where a court sanctions a compromise or arrangement in connection with the acquisition of Shares, the Board may determine that Awards will Vest on the date of the court sanction or the effective date in accordance with rule 14.5 (Vesting). 14.4 Winding up If notice is given of a resolution for the voluntary winding up of the Company, the Board may determine that Awards will Vest on the date the notice is given in accordance with rule 14.5 (Vesting). 14.5 Vesting If this rule 14.5 (Vesting) applies, an Award will Vest: 14.5.1 to the extent that the Board decides any applicable Performance Conditions have been satisfied as measured over the Performance Period or, if the Performance Period has not yet ended, over such other period as the Board decides is appropriate or to the extent the Board estimates any Performance Conditions would be satisfied over the Performance Period; 14.5.2 to the extent that the Board decides any Other Conditions have been satisfied; and

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 14 of 29) 14.5.3 pro-rata to reflect the period from the Award Date until the date of Vesting, as a proportion of the period from the Award Date until the Expected Vesting Date, unless the Board decides otherwise. To the extent the Participant’s Award does not Vest, it will then lapse. For the purposes of rule 14.5.3, where the grant of the Award has been delayed for any reason, the Board may decide to consider the “Award Date” to be the date that the Award would have been granted (in its opinion) but for the delay. 14.6 Exercise Where an Option or Phantom Option Vests pursuant to this rule 14 (Takeovers and other corporate events) or was already Vested, it will be exercisable for a period of 6 months or such other period as the Board decides from the date of the relevant event and will then lapse. Options and Phantom Options that remain unexercised will lapse on the commencement of a winding up of the Company. This will not extend any Exercise Period that would otherwise apply to an Award. 14.7 Malus and Clawback Policy The Malus and Clawback Policy will continue to apply, with such amendments as the Board determines: 14.7.1 to an Award to which this rule 14 (Takeovers and other corporate events) applies; and 14.7.2 in relation to any cash or Shares acquired prior to the relevant event. 14.8 Holding Period The Board will decide if a Holding Period will continue to apply if an event described in this rule 14 (Takeovers and other corporate events) occurs. 15. Exchange of Awards 15.1 Meaning of “Acquirer” For the purposes of this rule 15 (Exchange of Awards), “Acquirer” means a person that obtains Control of the Company. 15.2 Application of rule Where any of rules 14.1 (Change of Control), 14.2 (Bound or entitled) or 14.3 (Schemes of arrangement) is expected to or does apply: 15.2.1 if the relevant event constitutes a corporate reorganisation of the Company where substantially all the shareholders of the Company immediately before the reorganisation will continue to have Control immediately afterwards, Awards will not Vest under rule 14 (Takeovers and other corporate events) but will instead, along with Vested Awards, be exchanged for new awards, unless the Board decides otherwise; and 15.2.2 in any other case, the Board may, with the consent of the Acquirer, decide that either: (i) Awards will not Vest under rule 14 (Takeovers and other corporate events) but will instead, along with Vested Awards, be exchanged for new awards; or (ii) Participants will be entitled to choose, within a period decided by the Board, whether to exchange their Award for a new award.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 15 of 29) 15.3 Timing of exchange Any such exchange will take place on (or as soon as practicable after) the relevant event under rule 14 (Takeovers and other corporate events). 15.4 Exchange terms Any new award will be granted on such terms and over such shares (or other type of securities) as the Board decides and, where rule 15.2.2 applies, with the agreement of the Acquirer. 15.5 Interpretation following exchange Unless the Board decides otherwise, any new award that is subject to the Plan will be interpreted as if references to Shares are references to the shares (or other securities) over which the new award is granted and references to the Company are to such company as the Board decides. 16. Variations in share capital 16.1 Adjustment of an Award If there is: 16.1.1 a variation in the share capital of the Company, including a capitalisation or rights issue, open offer, sub-division, consolidation or reduction of share capital; 16.1.2 a demerger (in whatever form); 16.1.3 a special dividend or distribution; or 16.1.4 any other transaction which the Board decides will materially affect the value of the Shares, the Board may adjust the number or class of the Shares to which an Award relates and/or the amount payable to exercise an Option or Phantom Option, in such manner as the Board considers appropriate. The Board will notify affected Participants of any adjustment made under this rule 16.1 (Adjustment of an Award) as soon as practicable. 16.2 Accelerated Vesting If the Board decides that an adjustment of an Award is not practicable or appropriate, then the Board may decide that the Award will Vest: 16.2.1 immediately prior to, and conditional on, the relevant event; 16.2.2 in line with rule 14.5 (Vesting); 16.2.3 with the continued application of the Malus and Clawback Policy, unless and to the extent the Board decides otherwise; 16.2.4 with the continued application of the Holding Period, unless and to the extent the Board decides otherwise, and, to the extent an Award does not Vest, it will then lapse. Where an Option or Phantom Option Vests pursuant to this rule 16.2 (Accelerated Vesting) or (if the Board decides) was already Vested, it will be exercisable for a period of 6 months or such other period as the Board decides from the date of the relevant event and will then lapse.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 16 of 29) This will not extend any Exercise Period that would otherwise apply to an Award if a relevant event was not taking place. 17. Tax 17.1 Withholding Any Member of the Group, any employing company, the trustee of any relevant employee benefit trust or any third-party provider nominated by the Board may make withholding arrangements as set out in this rule 17.1 (Withholding). A withholding entity may make such withholding arrangements as it considers necessary or desirable, including making deductions from any cash payment owed to the Participant. Withholding arrangements may include the sale on behalf of the Participant of some or all of the Shares to which the Participant is entitled under the Plan. An entity may withhold to meet any liability for Tax, to collect any outstanding exercise price and to meet any applicable dealing and/or currency exchange costs and other associated costs. 17.2 Participant indemnity A Participant will, if requested, indemnify the Group for the Participant’s liability for Tax. 18. Terms of employment 18.1 Application This rule 18 (Terms of employment) applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful. 18.2 Not part of employment contract Nothing in the rules of the Plan or the operation of the Plan forms part of an Employee’s contract of employment or alters it. The rights and obligations arising from the employment or former employment relationship between the Employee and the relevant Member of the Group are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, employment (continued or otherwise). 18.3 No future expectation No Employee has a right to participate in the Plan. Participation in the Plan or the grant of an Award on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of an Award on the same, or any other, basis (or at all) in the future. 18.4 Decisions and discretion The terms of the Plan do not entitle the Employee to the exercise of any discretion in the Employee’s favour. The Employee will have no claim or right of action in respect of any decision, omission or discretion which may operate to the disadvantage of the Employee. 18.5 No compensation No Employee has any right to compensation or damages for any loss (actual or potential) in relation to the Plan, including any loss in relation to: 18.5.1 any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 17 of 29) 18.5.2 any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure or delay to exercise a discretion or take a decision; and 18.5.3 the operation, suspension, termination or amendment of the Plan. 18.6 Waiver By participating in the Plan, an Employee agrees to waive all rights which might otherwise arise under the Plan, other than the right to acquire Shares or cash (as appropriate) subject to and in accordance with the explicit rules of the Plan, in consideration for and as a condition of the grant of an Award. 19. General 19.1 Data protection Participation in the Plan will be subject to: 19.1.1 any data protection policies applicable to any relevant Member of the Group or Associated Company; and 19.1.2 any applicable privacy notices. 19.2 Consents and filings All allotments, issues and transfers of Shares or cash payments will be subject to the Company’s articles of association and any necessary consents or filings required in any relevant jurisdiction. The Participant will be responsible for complying with any requirements needed in order to obtain, or to avoid the necessity for, any such consents or filings. 19.3 Source of Shares Awards may be settled using newly issued Shares, Shares transferred from treasury and Shares purchased in the market. 19.4 Listing If, and for as long as the Shares are listed on the NASDAQ Global Stock Exchange (or, if the Board decides, any other stock exchange on which the Shares are traded), the Company will apply as soon as practicable for the listing and admission to trading on such exchange of any Shares issued in connection with the Plan. 19.5 Notices Any notice or other communication required under this Plan will be given in writing, which may include electronic means. Any notice or other communication to be given to an Employee or Participant may be delivered by electronic means (including by email, through the Group’s intranet or a share plan portal), personally delivered or sent by ordinary post to such address as the Board reasonably considers appropriate. Any notice or other communication to be given to the Company or its agents may be delivered or sent to its registered office or such other place and by such means as the Board or the Company’s agents may specify and notify to Employees and/or Participants, as relevant. Notices or other communications: 19.5.1 sent electronically will be deemed to have been received immediately (if sent during usual business hours) or at the opening of business on the next Business Day (if sent outside usual business hours);

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 18 of 29) 19.5.2 that are personally delivered will be deemed to have been received when left at the relevant address (if left during usual business hours) or at the opening of business on the next Business Day (if left outside usual business hours); and 19.5.3 sent by post will be deemed to have been received 24 hours after posting to an address in the same country or 3 days after posting to an address in a different country, unless there is evidence to the contrary. All notices or communications to be given to Employees or Participants are given and sent at the risk of the addressee. No Member of the Group has any liability in respect of any notice or communication given or sent, nor need they be concerned to see that the addressee actually receives it. 19.6 Third party rights Except as otherwise expressly stated to the contrary, nothing in the Plan confers any benefit, right or expectation on any person other than an Employee, Participant or Member of the Group. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 (or any similar legislation in an overseas jurisdiction) to enforce any rule of this Plan. 19.7 Bankruptcy A Participant’s Award will lapse if the Participant becomes bankrupt or enters into a compromise (or any overseas equivalent) with the Participant’s creditors generally, other than where the compromise (or overseas equivalent) is entered into by the Participant voluntarily and at the Participant’s complete discretion. 19.8 Not pensionable None of the benefits that may be received under the Plan are pensionable. 19.9 Not transferable A Participant’s Award will lapse if the Participant transfers, assigns, charges or otherwise disposes of the Award or any of the rights in respect of it, whether voluntarily or involuntarily (other than to that Participant’s personal representatives on death). 19.10 Currency conversions Any conversion of money into different currencies (whether notional or actual) will be done at a time and rate of exchange that the Board decides. No Member of the Group will be liable for any loss due to movements in currency exchange rates or conversion or money transfer charges. 19.11 No liability for delay No Member of the Group will be liable for any loss arising from any delay in giving effect to any notice or communication received from an Employee or Participant or in procuring a sale, allotment or transfer of any Shares. 20. Administration 20.1 Administration of the Plan The Plan will be administered by the Board, which has authority to make such rules and regulations for the administration of the Plan as it considers necessary or desirable. The Board may delegate any and all of its rights and powers under the Plan.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 19 of 29) 20.2 Board decisions All decisions of the Board in connection with the Plan and its interpretation and the terms of any Awards (including in any dispute) will be final and conclusive. The Board will decide whether and how to exercise any discretion in the Plan. 20.3 Severance of rules If any provision of the Plan is held to be invalid, illegal or unenforceable for any reason by any court with jurisdiction then, for the purposes of that jurisdiction only: 20.3.1 such provision will be deleted; and 20.3.2 the remaining provisions will continue in full force and effect, unless the Board decides otherwise. 20.4 Language Where there is any conflict between the terms of the English version of the Plan, the Awards and/or any ancillary documents and a version in any other language, the English language version will prevail. 20.5 Dealing Restrictions Each person will have regard to Dealing Restrictions when operating, interpreting, administering, participating in and/or taking any other action in relation to the Plan. 21. Changing the Plan and termination 21.1 General power The Board may change the Plan in any way and at any time. 21.2 Shareholder approval The Board will obtain prior approval of shareholders by ordinary resolution for any change to the Plan which is to the advantage of present or future Participants and which relates to any of the following: 21.2.1 the persons who may receive Shares or cash under the Plan; 21.2.2 the total number or amount of Shares or cash which may be delivered or paid under the Plan; 21.2.3 the maximum entitlement for any Participant; 21.2.4 the basis for determining a Participant’s entitlement to, and the terms of, Shares or cash provided under the Plan and the rights of a Participant in the event of a variation made under rule 16.1.1; and 21.2.5 this rule 21.2 (Shareholder approval). 21.3 Shareholder approval – minor changes exception The Board need not obtain shareholder approval for any minor changes to the Plan which are to: 21.3.1 benefit the administration of the Plan; 21.3.2 comply with or take account of a change in legislation; and/or

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 20 of 29) 21.3.3 obtain or maintain favourable tax, exchange control or regulatory treatment of any Member of the Group or any present or future Participant. 21.4 Participant consent If a proposed change would be to the material disadvantage of one or more Participants in respect of existing rights under the Plan, then the Board must obtain the written consent of the affected Participant(s). 21.5 Participant consent – minor changes exception The Board need not obtain Participant consent for any minor changes which are to: 21.5.1 benefit the administration of the Plan; 21.5.2 comply with or take account of a change in legislation; and/or 21.5.3 obtain or maintain favourable tax, exchange control or regulatory treatment of any Member of the Group or any present or future Participant. 21.6 Participant consent – majority consent exception The Board need not obtain the consent of a Participant if: 21.6.1 the Board invites each disadvantaged Participant to indicate whether or not they approve the change; and 21.6.2 the majority of the Participants (by number) who were invited and who make an indication approve the change. 21.7 Notice of change The Board will give written notice of changes to Participants whose Awards are materially affected. 21.8 International variations The Board may establish plans or schedules based on the Plan, but modified to take account of any local tax, exchange control or securities laws in other jurisdictions, provided that any Awards made under such plans or schedules are subject to the limits set out in rules 3 (Participant limits) and 4 (Share dilution limits). 21.9 Termination of the Plan The Plan will terminate on the date of the Company’s annual general meeting in 2033 (or on such earlier date as the Board decides). Termination will not affect existing rights under the Plan. 22. Governing law and jurisdiction The laws of England and Wales govern the Plan and all Awards. The courts of England and Wales have exclusive jurisdiction in respect of any disputes arising in connection with the Plan or any Award.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 21 of 29) Schedule 1 Awards granted to US Taxpayers 1. Introduction The purpose of this Schedule is to make certain variations to the terms of the Plan in the case of its operation for Employees and Participants who are US Taxpayers. In the event that a Participant becomes a US Taxpayer after the Award Date, then the Participant’s Awards will immediately be modified in a manner consistent with the provisions of this Schedule. 2. Meaning of words used In this Schedule: “Award Short-Term Deferral Period” means the period commencing on the date that an Award (other than an Option or a Phantom Option) first is no longer subject to a “substantial risk of forfeiture” for the purposes of Section 409A and ending upon the 15th day of the third month following the end of the Taxable Year in which such Award first is no longer subject to the substantial risk of forfeiture; “Option Short-Term Deferral Period” means the period commencing on the date that an Option or a Phantom Option first is no longer subject to a “substantial risk of forfeiture” for the purposes of Section 409A and ending on 31 December of the calendar year in which such Award first is no longer subject to the substantial risk of forfeiture; “Section 409A” means Section 409A of the US Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued under it, collectively, and “Treasury Regulations” will be understood accordingly; “Short-Term Deferral Period” means the Award Short-Term Deferral Period or the Option Short- Term Deferral Period, whichever is applicable to the specific type of Award; “Taxable Year” means the calendar year or, if later, the end of the taxable year of the Member of the Group that employs the US Taxpayer; and “US Taxpayer” means a Participant who is subject to US federal income taxation on the Award Date, or who is expected to become subject to US federal income taxation following the Award Date, or who becomes subject to US federal income taxation following the Award Date but prior to the date upon which any part of the Award Vests. 3. Settlement of Awards 3.1 Timing for payment/exercise of Awards Notwithstanding any of the rules of the Plan, and except for Awards granted pursuant to paragraph 5.3 (Awards to Employees on notice) or as permitted by the following full paragraph: 3.1.1 a Conditional Award or Phantom Conditional Award granted to a US Taxpayer must be settled under rule 7 (Settlement of Awards); and 3.1.2 an Option or a Phantom Option granted to a US Taxpayer must be exercised under rule 5.5 (Process for exercise of options), no later than the end of the applicable Short-Term Deferral Period for that Award type and for Options and Phantom Options the Exercise Period will end on such date. To the extent required to achieve this, Awards granted as Options or Phantom Options will be deemed exercised and rule 5.5 (Process for exercise of options) will be interpreted accordingly.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 22 of 29) In the event that an Award granted to a US Taxpayer has not been settled or exercised (as appropriate) by the end of the relevant Short-Term Deferral Period because it would have violated applicable law, then to the extent permissible under Section 1.409A-1(b)(4)(ii) of the proposed Treasury Regulations, such settlement or exercise (as appropriate) may be delayed so long as it occurs at the earliest date at which it is reasonably anticipated that such law no longer prevents it. 3.2 Timing for payment of Dividend Equivalents Any Dividend Equivalents in respect of an Award granted to a US Taxpayer will be paid under rule 7.3 (Dividend Equivalents) no later than the end of the applicable Short-Term Deferral Period for that Award type, or such later date permitted by the second full paragraph of paragraph 3.1 (Timing for payment/exercise of Awards). 3.3 Leavers If a US Taxpayer Leaves for a Good Leaver Reason other than death and, in accordance with paragraph 3.1 (Timing for payment/exercise of Awards), or paragraph 3.2 (Timing for payment of Dividend Equivalents), the Award and any Dividend Equivalents thereon are satisfied or exercised before the Expected Vesting Date, the Shares or cash (as the case may be) acquired by the US Taxpayer may not be transferred, assigned or otherwise disposed of by or on behalf of the US Taxpayer before the Expected Vesting Date other than: 3.3.1 to the US Taxpayer’s personal representatives in the event of the US Taxpayer’s subsequent death; 3.3.2 to a nominee in accordance with rule 10.3 (Nominee); 3.3.3 in accordance with rule 17.1 (Withholding); 3.3.4 under the Malus and Clawback Policy; 3.3.5 in connection with an event described in rule 14 (Takeovers and other corporate events) or rule 16.1 (Adjustment of an Award); or 3.3.6 otherwise with the agreement of the Board, and any such attempted action with be invalid and ineffective. 3.4 No extension of Short-Term Deferral Period The following circumstances will not result in the imposition of an additional, or the extension of the existing, substantial risk of forfeiture applicable to an Award granted to a US Taxpayer, for the purposes of Section 409A: 3.4.1 the application of rule 8 (Investigations); 3.4.2 the application of Dealing Restrictions (except as permitted by the second paragraph of paragraph 3.1 (Timing for payment/exercise of Awards)); or 3.4.3 the imposition by the Company of any Holding Period. 4. Changes to Awards 4.1 Conditions Any Performance Conditions or Other Conditions applicable to an outstanding Award (other than an Award granted pursuant to paragraph 5.3 (Awards to Employees on notice)) granted to a US

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 23 of 29) Taxpayer may not be altered if and to the extent that the alteration would result in the Short-Term Deferral Period ending earlier, except where the condition is waived. 4.2 Adjustments Where there is to be an adjustment of an Award granted to a US Taxpayer pursuant to rule 13 (Mobile Participants) or rule 16 (Variations in share capital), the Board will attempt to structure the terms of the adjustment so that it does not violate Section 409A. 4.3 Exchange Where there is to be an exchange of an Award granted to a US Taxpayer pursuant to rule 15 (Exchange of Awards), the Board will attempt to structure the terms of the new award so that it does not violate Section 409A. 4.4 Changing the Plan or Awards Notwithstanding rule 21 (Changing the Plan and termination), any amendment to the Plan (including this Schedule) or an Award will only be effective with respect to an Award granted to a US Taxpayer to the extent that it does not cause the Award to violate Section 409A. 5. General 5.1 Intention Except as otherwise provided by paragraph 5.3 (Awards to Employees on notice) below, Awards granted to US Taxpayers, and any Dividend Equivalents in respect of such Awards are intended to be exempt from the requirements of Section 409A under the short-term deferral exception described in Section 1.409A-1(b)(4), and the Plan (including this Schedule) will be interpreted and administered consistent with this intention with respect to Awards granted to US Taxpayers and any Dividend Equivalents in respect of such Awards. 5.2 No guarantee Notwithstanding any other provision of the Plan (including this Schedule) or any Award, no Member of the Group guarantees or warrants to any person that an Award granted to a US Taxpayer is exempt from or complies with Section 409A. Each US Taxpayer is solely responsible and liable for the satisfaction of all taxes, penalties and interest that may be imposed on the US Taxpayer in connection with the Plan and/or this Schedule or any Award, including any taxes, penalty or interest under Section 409A. No Member of the Group shall have any obligation to indemnify or otherwise hold a US Taxpayer harmless from any or all of such taxes, penalty or interest. 5.3 Awards to Employees on notice Any Awards granted to a US Taxpayer who is on notice to terminate their employment within the Group (save where the Participant will continue to be employed by another Member of the Group) will be granted and structured on terms so as to be compliant with Section 409A and the Plan (including this Schedule) will be interpreted and administered accordingly. 5.4 Conflict In the event of any conflict between a provision of the main rules of the Plan and a provision of this Schedule, with respect to an Award granted to a US Taxpayer, the provisions of this Schedule will take precedence.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 24 of 29) Schedule 2 Awards granted to French Participants 1. Introduction The purpose of this Schedule is to set out the terms and conditions applicable to French Qualified Awards granted to Eligible French Employees. This Schedule makes certain variations to the terms of the Plan in order to satisfy French securities laws, exchange control, corporate law and tax requirements, so that French Qualified Awards may qualify for the French Tax Benefits. The rules of the Plan will apply, subject to the modifications contained in this Schedule, whenever the Board decides to grant French Qualified Awards to Eligible French Employees. Nothing in this Schedule prevents other forms of Award being granted to Eligible French Employees on a non-tax advantaged basis under the rules of the Plan, unamended by this Schedule. This Schedule only applies to, and amends the Plan for, French Qualified Awards. 2. Meaning of words used 2.1 General In this Schedule: “Closed Period” means: (i) the 30 calendar days prior to the announcement of the half-year or annual financial reports of the Company; or (ii) where there is material information (as defined under article 7 of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation)) that has not been made public and which could, if disclosed to the public, significantly impact on the value of Shares and where the French Participant is either: (a) a member of the corporate management of the Company (Membres du Conseil d’administration ou de surveillance, Directeur Général, Directeurs Généraux Délégués, Membres du Directoire); or (b) an employee, who has knowledge of this information, anytime until the information is disclosed to the public. If French law or regulations are amended to modify the definition and/or applicability of the Closed Period requirement to French Qualified Awards, the amendment will become applicable to any French Qualified Awards granted under this Schedule, to the extent permitted or required by French law; “Disability” has the meaning given in the second or third category of Article L.341-4 of the French Social Security Code, as amended, and is subject to the fulfillment of the related conditions contained in that Article; “Eligible French Employee” means an Employee who is: (i) eligible to participate in the Plan; (ii) an employee or officer of a French Group Member at the Award Date; and

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 25 of 29) (iii) taxable in France for French tax purposes and/or subject to the French social security regime; “French Commercial Code” means the French Code de commerce; “French Group Member” means a Member of the Group with its registered office in France, being a company in which the Company holds, directly or indirectly, at least 10 percent of the share capital or voting rights and which employs Eligible French Employees; “French Participant” means an Eligible French Employee who holds or has held a French Qualified Award or, after death, that person’s heirs; “French Qualified Award” means a Conditional Award that is: (i) granted in accordance with Articles L.225-197-1 to L.225-197-5 and L.22-10-59 to L.22-10-60 of the French Commercial Code; (ii) intended to qualify for the French Tax Benefits; (iii) granted for no consideration; and (iv) granted in accordance with the requirements of this Schedule at the Award Date; “French Social Security Code” means the French Code de la sécurité sociale; “French Tax Benefits” means the special tax and social security treatment in France set out by Article 80 quaterdecies of the French Tax Code and Article L.242-1 of the French Social Security Code which applies to free shares granted in accordance with Articles L.225-197-1 to L.225-197-5 and L.22-10-59 to L.22-10-60 of the French Commercial Code, each as amended; “French Tax Code” means the French Code général des impôts; “Mandatory Holding Period” means, a period (if any) following Vesting of a French Qualified Award that does not expire until two years after the Award Date, or such other period as is required to comply with the minimum mandatory retention period applicable to French Qualified Awards granted in accordance with Sections L.225-197-1 to L.225-197-5 and L.22-10-59 to L.22-10-60 of the French Commercial Code, or the relevant articles of the French Tax Code or the French Social Security Code, in order to qualify for the French Tax Benefits; and “Mandatory Vesting Period” means the minimum mandatory period applicable to French Qualified Awards under Section L. 225-197-1 of the French Commercial Code, or the relevant sections of the French Tax Code or the French Social Security Code, in order to qualify for the French Tax Benefits. 2.2 Interpretation Unless provided otherwise or unless the context requires otherwise, capitalised terms used but not defined in this Schedule will have the meaning assigned to them in the Plan. The terms of French Qualified Awards under this Schedule will be the same as those for Conditional Awards under the Plan, except to the extent that this Schedule provides otherwise. References to Conditional Awards in the Plan will apply to, and include, French Qualified Awards, but modified by the special terms of this Schedule. Where this Schedule amends the Plan for French Qualified Awards, the Plan will be interpreted accordingly. 3. Eligibility French Qualified Awards may only be granted to Eligible French Employees.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 26 of 29) 4. Vesting 4.1 Expected Vesting Date The Expected Vesting Date for a French Qualified Award will be at least: 4.1.1 one year after the Award Date, where a Holding Period applies; or 4.1.2 two years after the Award Date, where no Holding Period applies, or in each case such date as is required to comply with the Mandatory Vesting Period. 4.2 Delayed Vesting Subject only to paragraphs 12 (Death or Disability) and 13 (Corporate events and adjustments) of this Schedule, French Qualified Awards cannot Vest before the first anniversary of the Award Date, or such other date as is required to comply with the Mandatory Vesting Period, and any purported Vesting under the Plan will be delayed accordingly. This paragraph 4.2 (Delayed Vesting) applies even if the French Participant Leaves. 5. Holding Period 5.1 Length of Holding Period Subject only to paragraphs 12 (Death or Disability) and 13 (Corporate events and adjustments) of this Schedule, the: 5.1.1 expiry of a Holding Period (if any) applicable to a French Qualified Award; and 5.1.2 sale or transfer of Shares delivered pursuant to a French Qualified Award, may not occur prior to the expiration of the Mandatory Holding Period. This paragraph 5.1 (Length of Holding Period) applies even if the French Participant Leaves. 5.2 Automatic Holding Period Subject to paragraphs 12 (Death or Disability) and 13 (Corporate events and adjustments) of this Schedule, where: 5.2.1 a French Qualified Award is granted with an Expected Vesting Date of less than 2 years after the Award Date; and/or 5.2.2 a French Qualified Award Vests less than 2 years after the Award Date, a Holding Period will apply until the expiration of the Mandatory Holding Period, even if the Holding Period was not specified in the applicable Award documents. 6. Dividend Equivalents Notwithstanding any other provision in the rules of the Plan, a French Qualified Award will not carry the right to Dividend Equivalents. Any dividend and voting rights will only apply from the delivery of the Shares. 7. Closed Periods – sale of Shares The Shares delivered to a French Participant pursuant to a French Qualified Award may not be sold or transferred by or on behalf of a French Participant during a Closed Period, so long as the French

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 27 of 29) requirements regarding Closed Periods are applicable to the Shares underlying the French Qualified Award. Nothing in this paragraph 7 (Closed Periods – sale of Shares) allows a French Participant to deal at a time prohibited by Dealing Restrictions. 8. Additional Plan limits 8.1 10 percent limit At the Award Date of any French Qualified Award, the total number of Shares granted: 8.1.1 subject to French Qualified Awards; and 8.1.2 subject to awards granted under any other employee share plan of the Company where such awards are intended to qualify for the French Tax Benefits, must not exceed 10 percent of the issued ordinary share capital of the Company. 8.2 30 percent limit The percentage referred to at paragraph 8.1 (10 percent limit) above may be increased to 30 percent if French Qualified Awards are granted to all Eligible French Employees. Where this percentage is increased to 30 percent, French Qualified Awards may only be granted over such number of Shares as does not exceed a ratio of one to five between the smallest and largest awards of French Qualified Awards. 8.3 Exclusions For the purposes of the limits in this paragraph 8 (Additional Plan limits): 8.3.1 to the extent a French Qualified Award has Vested and any Mandatory Holding Period no longer applies or has expired (or equivalent for awards granted under other plans), the Shares do not need to be counted; and 8.3.2 to the extent a French Qualified Award has lapsed (or equivalent for awards granted under other plans), the lapsed Shares do not need to be counted. 9. Additional Individual limit 9.1 10 percent limit Qualified Awards cannot be granted to Eligible French Employees owning 10 percent or more of the Company’s share capital on the Award Date. 9.2 Calculating the limit When calculating this limit, the following will count as Shares owned by an Eligible French Employee: 9.2.1 any outstanding Awards held by the Eligible French Employee under the Plan (where such awards are, or are similar in substance to, a conditional right to acquire Shares, other than non-exercised options); 9.2.2 any outstanding awards held by the Eligible French Employee under any other employee share plan operated by any Member of the Group (where such awards are, or are similar in substance to, a conditional right to acquire Shares, other than non-exercised options); and 9.2.3 the Shares that would be subject to the French Qualified Award that is intended to be granted to the Eligible French Employee.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 28 of 29) 10. 90% test – specific limit for corporate officers If French Qualified Awards are to be granted to one or more Eligible French Employees who is an executive officer of a French Group Member, including the chairman, CEO, managing director or vice- president (president du conseil d’administration, directeur general, directeurs généraux délégués, membres du directoire ou gérant d’une société par actions), the Board must ensure that the requirements of Article L.22-10-60 of the French Commercial Code (the “90% test”) are or will be satisfied. 11. Delivery of Shares only A French Qualified Award may only be settled in Shares and not cash. 12. Death or Disability 12.1 Impact of death Notwithstanding any other provision of the Plan, if a French Participant Leaves by reason of death: 12.1.1 if the French Participant’s heirs make a request in writing to the Company which is received by the Company within 6 months of death: (i) the French Participant’s French Qualified Awards will Vest in full, without any application of pro rating for any reason, unless it is to apply a Performance Condition; and (ii) any applicable Holding Period will expire and the French Participant’s heirs will be free to transfer or dispose of the Shares, if applicable; and 12.1.2 if the French Participant’s heirs do not make a request in writing to the Company that is received by the Company within 6 months of death, the French Participant’s French Qualified Awards will not Vest, the Shares will not be transferred to the French Participant’s heirs and the French Participant’s French Qualified Awards will lapse. 12.2 Impact of Disability Notwithstanding any other provision of the Plan, if a French Participant Leaves due to Disability: 12.2.1 any Unvested French Qualified Award will be treated in accordance with rule 11.1 (Leaving – before Vesting) of the Plan; and 12.2.2 any applicable Holding Period will expire and the French Participant will be free to transfer or dispose of the Shares. 13. Corporate events and adjustments In the event rule 14 (Takeovers and other corporate events), 15 (Exchange of Awards) or 16 (Variations in share capital) of the Plan applies, French Qualified Awards will be dealt with in accordance with the provisions of the Plan. This may cause the French Qualified Awards to cease to qualify for the French Tax Benefits. In this case, the provisions of rule 14 (Takeovers and other corporate events), 15 (Exchange of Awards) or 16 (Variations in share capital) of the Plan nevertheless continue to apply, notwithstanding any potential detrimental Tax consequences for the French Participant.

Coca-Cola Europacific Partners plc Long Term Incentive Plan (Page 29 of 29) 14. General 14.1 Intention It is intended that French Qualified Awards will qualify for the French Tax Benefits and therefore be granted in accordance with the relevant provisions in the French Tax Code and French Social Security Code, as well as the relevant administrative provisions. The Plan and the terms upon which a French Qualified Award has been granted will be interpreted and, where necessary, deemed to be modified in order to be consistent with this intention. If for any reason a Conditional Award does not qualify as a French Qualified Award, but was originally intended to, the Board can take any actions, including changing the Expected Vesting Date and/or applying or amending a Holding Period, as it considers reasonably necessary to achieve this, and the Plan and the terms of the Conditional Award will be interpreted and, where necessary, deemed to be modified accordingly. If the Board intends that a French Qualified Award will no longer qualify for the French Tax Benefits, the Board may, provided it is authorised to do so under the Plan, determine to lift, shorten or terminate any restrictions then applicable to the Vesting or delivery of the French Qualified Award or to the sale of the Shares underlying the French Qualified Award which may have been imposed under this Schedule or in the applicable Award documents. 14.2 No guarantee No Member of the Group undertakes to maintain or guarantee that any Award granted as a French Qualified Award qualifies for the French Tax Benefits. No Member of the Group will be liable for any adverse consequences, legal, tax or otherwise, if and to the extent that an Award does not qualify for the French Tax Benefits. 14.3 Tax Notwithstanding any other provision of the Plan, French Participants will be ultimately liable and responsible for all Tax that they are legally required to pay in connection with French Qualified Awards. To the extent a French Qualified Award qualifies for the French Tax Benefits, the French Participant is responsible for reporting the receipt of any income under the Plan to the French tax authorities. To the extent an Award intended to be a French Qualified Award does not qualify for the French Tax Benefits, or is subject to Tax outside of France, the Tax and withholding provisions of the Plan will continue to apply to the Award, unamended by this Schedule. 14.4 Termination The Board reserves the right to terminate this Schedule at any time. Termination will not affect existing rights granted in accordance with this Schedule. 14.5 Conflict In the event of any conflict between a provision of this Schedule and a provision of the main rules of the Plan and/or any other documents related to the Plan, the provisions of this Schedule will prevail in respect of Awards intended to be French Qualified Awards.